Exhibit 10.47

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (“Second Amendment”) is entered into as of this 21st day of November, 2005 by and between Vertex Pharmaceuticals Incorporated (“Sublandlord”) and Momenta Pharmaceuticals, Inc. (“Subtenant”).

R E C I T A L S

A.  Sublandlord and Subtenant entered into a sublease, dated as of September 14, 2004 in which Sublandlord subleased to Subtenant that certain real property on the fourth floor and the first floor (“Sublease Premises”) of the building located at 675 West Kendall Street, Cambridge, Massachusetts (“Building”), which sublease Sublandlord and Subtenant amended by a First Amendment to Sublease (“First Amendment”) dated September 7, 2005 (as amended, “Sublease”); and

B.  The Sublease provided in Section 1(b) for the use of approximately 20,000 rentable square feet located on the third floor of the Building and defined in the Sublease as the “Temporary Premises” from the Commencement Date until October 31, 2005 at which time Subtenant was to vacate the Temporary Premises in accordance with the terms of the Sublease; and

C.  Sublandlord has so delivered the Sublease Premises to Subtenant, but Subtenant desires to continue on a temporary basis to occupy the Temporary Premises as well as the Sublease Premises and Sublandlord has agreed to permit such occupancy by further extending the period of such occupancy by Subtenant of the Temporary Premises on the terms and conditions set forth herein, as well as revising and confirming other provisions of the Sublease as set forth herein; and

D.  Sublandlord and Subtenant desire to increase the Sublease Premises by adding space on the fifth floor of the Building on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, for themselves and their respective successors and assigns, covenant and agree as follows:

1.                                       Extension of Temporary Premises Demise.  The date on which Subtenant is obligated to vacate the Temporary Premises pursuant to Section 1(b) of the Sublease is changed from October 31, 2005 to March 31, 2006 (the “Temporary Premises Expiration Date”).  The Temporary Premises Expiration Date shall not be extended due to any failure of the Fifth Floor Improvements to be completed by April 1, 2006 or for any other reason.  Sublandlord shall have reasonable, periodic access to the Temporary Premises to design and prepare for work at the Temporary Premises to take place after the Temporary Premises Expiration Date.  In exercising such right of access, Sublandlord will not unreasonably interfere with Subtenant’s use of the Temporary Premises.

2.                                       Payment of Temporary Premises Rent.  Subsection (i) of Schedule 1, “Rent,” is amended to add in the second column “(provided, however, that if there is no Event of Default prior to the Temporary Premises Expiration Date, no Rent with respect to the Temporary Premises shall be due from Subtenant to Sublandlord during the period commencing November 1, 2005 through the Temporary Premises Expiration Date)”.

3.                                       Definitions. Unless otherwise set forth in this Second Amendment, all capitalized terms shall have the same meaning as set forth in the Sublease.

4.                                       Effective Date. This Second Amendment shall take effect as of the date on which Landlord consents in writing to this Second Amendment (“Effective Date”).

5.                                       Ratification.  The Sublease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms.  Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Sublease; and (b) has full power and authority to execute and deliver this Second Amendment and this Second Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

6.                                       Multiple Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed to be originals and together shall constitute but one and the same instrument.

7.                                       No Offer.  Submission of this instrument for examination and signature by Subtenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a sublease amendment or otherwise until executed and delivered by both Sublandlord and Subtenant and consented to by Master Landlord.

8.                                       Commencement Date.  Sublandlord and Subtenant agree that the Commencement Date of the Sublease was September 14, 2004 and the Sublease Premises Rent Commencement Date was August 1, 2005 and have executed the Commencement Date Agreement attached hereto as Exhibit B.

9.                                       Fifth Floor Premises.  Commencing on April 1, 2006 (the “Fifth Floor Commencement Date”), the Sublease Premises shall be expanded to include 25,131 rentable square feet on the Fifth Floor of the Building and shown on Exhibit C attached hereto (“Fifth Floor Premises”).  The Sublease is amended to reflect such expansion by the provisions set forth in Section 11 below.  Notwithstanding the foregoing, the Fifth Floor Commencement Date shall be extended for Sublandlord Delays (as defined in Exhibit E attached hereto).

10.                                 Remeasurement.  Pursuant to Section 1(l) of the Sublease, Sublandlord has remeasured the Sublease Premises according to the measurement standards set forth in Section 1(l).  Such remeasurement indicates that the Sublease Premises as of the date hereof consists of 52,817 rentable square feet on the fourth floor and 506 rentable square feet on the first floor.

11.                                 Amendments to Sublease to Reflect Remeasurement and Addition of the Fifth Floor Premises. To reflect the changes made by remeasurement of the Sublease Premises (set out in Section 10 above) and addition of the Fifth Floor Premises to the Sublease Premises (set out in Section 9 above), the following provisions of the Sublease are amended, effective as of the Sublease Premises Rent Commencement Date, as follows:

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(a)                                  “Sublease Premises” as defined in the Defined Terms of the Sublease is amended to read as follows:

A portion of the Master Premises, consisting of (i) the entire fourth floor of the Building comprised of 52,817 rentable square feet as depicted in Exhibit C-1 and (ii) 506 rentable square feet located on the first floor of the Building as depicted in Exhibit  C-2.  Commencing on April 1, 2006 (the “Fifth Floor Commencement Date”), the Sublease Premises shall be expanded to include 25,131 rentable square feet as depicted on Exhibit C-3 (the “Fifth Floor Premises”).  The parties agree that 25,131 rentable square feet is the area of the Fifth Floor Premises and neither party shall have the right to remeasure the Fifth Floor Premises, notwithstanding the provision for remeasurement set forth in Section 1(l).  On and after the Fifth Floor Commencement Date, the Sublease Premises shall consist of 78,454 rentable square feet, comprised of 52,817 rentable square feet on the fourth floor (after remeasurement as set forth in the Second Amendment to Sublease), 506 rentable square feet on the first floor (after remeasurement as set forth in the Second Amendment to Sublease), and 25,131 rentable square feet on the fifth floor.

(b)                                 Schedule 1, Rent, is amended by replacing the original Schedule 1 with Schedule 1 set forth in Exhibit D attached to this Second Amendment.  To the extent Subtenant has not paid any amounts set forth on the schedule as of the date of this Second Amendment, Subtenant shall do so within twenty (20) days following the date of this Second Amendment.  Notwithstanding anything in this Second Amendment (including Exhibit D) to the contrary, no Rent shall be due or payable with respect to the Fifth Floor Premises until the Fifth Floor Rent Commencement Date.

(c)                                  “Subtenant’s Share” as defined in the Defined Terms of the Sublease is amended to read as follows:

The ratio, expressed as a percentage, of the Rentable Square Footage of the premises leased by Subtenant to the Rentable Square Footage of the Master Premises, equal to (i) 6.88% from the Commencement Date until the day prior to the Sublease Premises Rent Commencement Date, (ii) 25.22% from the Sublease Premises Rent Commencement Date through the Temporary Premises Expiration Date, and (iii) 26.99% thereafter.

(d)                                 Section 1(e), Parking, is amended to revise the parenthetical in the first sentence to read as follows:

(e)  Parking.  Prior to the Sublease Premises Rent Commencement Date, Sublandlord shall rent to Subtenant thirty (30) parking spaces.  From the Sublease Premises Rent Commencement Date through October 31, 2005, Sublandlord shall rent to Subtenant sixty-eight (68) parking spaces.  On and after November 1, 2005, Sublandlord shall rent to Subtenant 1.5 parking spaces per 1,000 rentable square feet of the Sublease Premises,

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excluding the Temporary Premises (i.e. eighty (80) spaces from the November 1, 2005 until the Fifth Floor Commencement Date, and one hundred eighteen (118) spaces thereafter).  Subtenant shall pay parking fees at the prevailing rates for the Complex (currently $225/space/month).  Any additional parking spaces offered to Subtenant by Sublandlord shall be on terms and conditions as reasonably determined by Sublandlord, provided that in no instance shall Subtenant be obligated to pay parking fees greater than the prevailing rates for the Complex.  At any time when Subtenant notifies Sublandlord that it wishes additional parking spaces, Sublandlord may provide such parking spaces if, as and when available as determined in Sublandlord’s sole discretion. All parking spaces shall be unreserved and otherwise subject to the terms and conditions of the Master Lease.

(e)                                  The first and second paragraphs of the definition of “Security Deposit” as defined in the Defined Terms of the Sublease are deleted and replaced with the following:

During the initial Sublease Term, $1,777,780, provided, however, that if the Sublease Premises is additionally expanded in addition to that described in the Second Amendment (being 78,454 rentable square feet), the Security Deposit shall be increased by fifty (50%) of the amount that is equal to the average annual Fixed Rent for such additional rentable square footage.   If the Sublease Term is extended pursuant to Section 1(i), the Security Deposit during the Extension Term shall be fifty (50%) of the amount that is equal to the average annual Fixed Rent over the Extension Term.

Within twenty (20) days after the Effective Date of this Second Amendment, Subtenant shall deliver to Sublandlord either (i) an additional letter of credit in the amount of 292,780.00  complying with the terms and conditions of the Sublease, or (ii) an amendment to Silicon Valley Bank Standby Letter of Credit No. SVBSF003033 increasing the amount thereunder to $1,777,780.00, which amendment shall be in form and substance reasonably satisfactory to Sublandlord.

(f)                                    The plan attached to this Second Amendment as Exhibit C, depicting the Fifth Floor Premises, is added as an additional exhibit, Exhibit C-3, to the Sublease.

(g)                                 As of the execution of this Second Amendment, Subtenant and its agents, employees, invitees, consultants and contractors (collectively “Agents”) shall have the right to enter the Fifth Floor Premises for the sole purpose of space planning~~,~~ and document preparation in connection with the Fifth Floor Improvements (as defined below), Subtenant agreeing that no construction work or installation of any property of any kind shall be permitted in the Fifth Floor Premises prior to the Effective Date (and then only in accordance with the following sentence). As of the Effective Date of this Second Amendment, Subtenant and its Agents shall have the right to enter the Fifth Floor Premises for the construction of the Fifth Floor Improvements and installation of furniture, equipment and furnishings in the Fifth Floor Premises, all at Subtenant’s sole cost ~~(~~but subject to Sublandlord’s contribution of the Fifth Floor Allowance (as defined

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in Exhibit E attached hereto); provided that Subtenant shall obtain the consent of Sublandlord and Master Landlord to any Alterations as required by Section 6 of the Sublease~~)~~.  Such access shall be subject to all of the terms and conditions of the Sublease, except that Subtenant shall not be obligated to pay Fixed Rent or Additional Rent on account thereof until the Fifth Floor Commencement Date.  Any entry by Subtenant or any of its Agents pursuant to this Subsection  (g) shall be undertaken at Subtenant’s sole risk.

Subtenant agrees to accept the Fifth Floor Premises in its current “as is” shell and core condition.  Except for the Fifth Floor Improvement Allowance, as defined in Exhibit E, any improvements to be made to the Fifth Floor Premises shall be made at the sole cost of Subtenant and shall be subject to the provisions of this Sublease governing Alterations.  Fifth Floor Improvements to be made to the Sublease Premises are discussed in the last paragraph of this subsection below.  Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein.  Subtenant has inspected or will inspect, prior to delivery of possession of the Fifth Floor Premises, the Fifth Floor Premises and become thoroughly acquainted with their condition, excepting any latent defects.  Subtenant acknowledges that the taking of possession of the Fifth Floor Premises by Subtenant on the Effective Date will be conclusive evidence that the Fifth Floor Premises were in good and satisfactory condition at the time such possession was taken, except for any latent defects. Subtenant specifically agrees that, except as specifically provided by Laws in force as of the date hereof and except as specifically provided for herein, Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Fifth Floor Premises and/or the fitness of the Building and the Fifth Floor Premises for Subtenant’s intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures.

Provisions regarding the initial tenant improvements to be installed and constructed by Subtenant upon the Fifth Floor Premises and the allowance for initial tenant improvements to be paid by Sublandlord are attached as Exhibit E to this Second Amendment (the “Fifth Floor Improvements”).  Subtenant shall use reasonable efforts to substantially complete the Fifth Floor Improvements no later than April 1, 2006 (the “Fifth Floor Improvements Completion Date”).  Subject to Exhibit E, Subtenant shall submit for Sublandlord’s approval (which approval shall not be unreasonably withheld) and for Master Landlord’s approval, pursuant to the requirements of the Master Lease, the preliminary plans and thereafter the final plans and specifications for the Fifth Floor Improvements.  Subtenant construction of the Fifth Floor Improvements shall otherwise comply with the terms and conditions of Section 3.3 of the Master Lease, including, but not limited to, Subtenant’s obligation to remove such Fifth Floor Improvements if required by Master Landlord in accordance therewith; provided, however, Subtenant shall have no obligation to remove Fifth Floor Improvements unless the same were identified for removal at the time Master Landlord gave its consent thereto.  All permanent portions of the Fifth Floor Improvements installed in the Fifth Floor Premises, including all fixtures and cabinet work, if any, will be and shall remain the property of Sublandlord.

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Subtenant shall have the non-exclusive right, in common with others entitled thereto, to use for ingress and egress purposes the stairway shown as “Stair 1” on Exhibit C-3 to the Sublease (a copy of which is attached to this Second Amendment as Exhibit C).  Sublandlord shall construct, prior to the Fifth Floor Commencement Date, at Sublandlord’s expense, a common vestibule/corridor outside the Fifth Floor Premises providing secured access between the stairway and the Fifth Floor Premises.

(h)                                 (i)  Due to the remeasurement of the Sublease Premises, Sublandlord’s Contribution as set forth in Section 3(b) of Exhibit TI of the Sublease shall be increased to equal one hundred sixty-five dollars per rentable square foot for the Sublease Premises as remeasured (excluding the Temporary Premises and the Fifth Floor Premises) and Sublandlord waives the requirement that Sublandlord’s Contribution be used for Subtenant Improvements, also set forth in Section 3(b) of Exhibit TI, with respect to the Subtenant Improvements on the fourth and first floors only.  Therefore, within thirty (30) days following the Effective Date of this Second Amendment, provided there is no Event of Default at such time, Sublandlord shall pay to Subtenant the amount of such remaining Sublandlord’s Contribution, being $1,373,295.  (ii)  Sublandlord’s Fifth Floor Improvement Allowance is set out and defined in Exhibit E.

12.                                 Master Landlord Consent.  BMR-675 West Kendall Street LLC, a Delaware limited liability company, as a successor to Kendall Square, LLC is the Master Landlord as defined in the Sublease under the Master Lease, also defined in the Sublease.  Following the parties’ execution of this Second Amendment, Sublandlord shall promptly submit this Second Amendment to the Master Landlord for its consent.  The effectiveness of this Second Amendment is conditioned on the consent to this Second Amendment by Master Landlord as indicated by its execution of this Second Amendment in the space provided below (or the execution of another consent form reasonably satisfactory to Sublandlord and Subtenant) on or before November 30, 2005.  In the event Master Landlord fails to respond to Sublandlord’s request for consent by November 30, 2005, Subtenant shall not be responsible for hold over rent with respect to the Temporary Premises until thirty (30) days after Sublandlord sends Subtenant notice requesting that Subtenant vacate the Temporary Premises.   In the event Master Landlord affirmatively denies consent, Subtenant shall not be responsible for hold over rent with respect to the Temporary Premises for the time period from December 1, 2005 through four (4) days following such denial, but continued occupancy thereafter shall constitute hold over with respect to the Temporary Premises only (but not the Sublease Premises).

13.                                 First Floor Premises and Fourth Floor Premises Replacement Plans.  The plan attached to this Second Amendment as Exhibit F, depicting the specific location of that portion of the Sublease Premises located on the fourth floor, shall replace Exhibit C-1 of the Sublease.  The plan attached to this Second Amendment as Exhibit G, depicting the specific location of that portion of the Sublease Premises located on the first floor, shall replace Exhibit C-2 of the Sublease.

14.                                 Amendment to Notice of Sublease.   At the request of either party, Sublandlord and Subtenant will execute and record an amendment to the existing notice of sublease reflecting the changes to the Sublease Premises described herein.

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IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.

SUBLANDLORD:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Kenneth S. Boger
Name:	Kenneth S. Boger
Title:	Senior VP & General Counsel

SUBTENANT:

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Richard P. Shea, its Vice President, Treasurer and Chief Financial Officer

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EXHIBIT A

MASTER LANDLORD CONSENT

The undersigned, BMR-675 West Kendall Street LLC, hereby consents to this Second Amendment, subject to the terms and conditions of that certain Consent to Sublease dated as of September 23, 2004, by and between KS Parcel A, LLC (as predecessor-in-interest to Master Landlord), Sublandlord and Subtenant.

MASTER LANDLORD BMR-675 WEST KENDALL STREET LLC

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.
Date:	11-21-05

EXHIBIT B

EXECUTED COMMENCEMENT DATE AGREEMENT

FOLLOWING THIS PAGE

B-1

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT (“Agreement”) is entered into as of this              day of November, 2005, by and between VERTEX PHARMACEUTICALS INCORPORATED (“Sublandlord”) and MOMENTA PHARMACEUTICALS, INC. (“Subtenant”).

W I T N E S S E T H:

1.                                       This Agreement is made pursuant to Section 1(a) of that certain Sublease dated as of September 14, 2004, between Sublandlord and Subtenant (the “Sublease”).

2.                                       It is hereby stipulated that the Commencement Date, as defined in the Sublease, is September 14, 2004 and the Term of the Sublease shall expire on April 30, 2011 as set forth and provided for in the Sublease.

3.                                       It is hereby stipulated that the Sublease Premises Rent Commencement Date, as defined in the Sublease, is August 1, 2005.

IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.

SUBLANDLORD:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Kenneth S. Boger
Name:	Kenneth S. Boger
Title:	Senior V.P. & General Counsel

SUBTENANT:

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Name:	Richard P. Shea
Title:	VP, CFO and Treasurer

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EXHIBIT C

EXHIBIT C-3 TO BE ADDED TO THE SUBLEASE

Graphic Omitted

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EXHIBIT D

REVISED SCHEDULE 1 TO THE SUBLEASE

Schedule 1

Rent

Fixed Rent:

Premises:	Rental Period:	Annual Rent Per Rentable Square Foot:	Annual Fixed Rent:	Payable in Monthly Installments:

(i) Temporary Premises (“Temporary Premises Fixed Rent”)	From the Temporary Premises Rent Commencement Date through the Temporary Premises Expiration Date (provided, however, that if there is no Event of Default prior to the Temporary Premises Expiration Date, no Rent shall be due with respect to the Temporary Premises from Subtenant to Sublandlord during the period commencing November 1, 2005 through the Temporary Premises Expiration Date)	$45.00	$900,000.00	$75,000.00

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Fixed Rent:

Premises:	Rental Period:	Annual Rent Per Rentable Square Foot:	Annual Fixed Rent:	Payable in Monthly Installments:

(ii) Sublease Premises (“Sublease Premises Fixed Rent”)	(a) From the Sublease Premises Rent Commencement Date through March 31, 2006	$39.00	$2,079,597.00	$173,299.75

	(b) From April 1, 2006 through April 30, 2006	(i) $39.00 (for the Sublease Premises exclusive of the Fifth Floor Premises), and	(i) $2,079,597.00 and	(i) $173,299.75 and

		(ii) $46.00 (for the Fifth Floor Premises)	(ii) $1,156,026.00	(ii) 96,335.50
			For a total of:	For a total of:

			$3,235,623.00	$269,635.25

	(c) From May 1, 2006 through April 30, 2011	(i) $45.00 (for the Sublease Premises exclusive of the Fifth Floor Premises), and	(i) $2,399,535.00 and	(i) $199,961.25 and

		(ii) $46.00 (for the Fifth Floor Premises)	(ii) $1,156,026.00	(ii) 96,335.50
			For a total of:	For a total of:

			$3,555,561.00	296,296.75

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EXHIBIT E

FIFTH FLOOR IMPROVEMENTS WORK LETTER

Sublandlord and Subtenant agree as follows with respect to the improvements to be installed in the Fifth Floor Premises:

1.                                       INTENTIONALLY OMITTED.

2.                                       SUBTENANT IMPROVEMENTS.

A.                                   Subtenant’s Architect and Engineer.  Subtenant’s architect shall be R. E. Dinneen Architects & Planners, Inc. and Subtenant’s engineer shall be AHA Consulting Engineers.  Sublandlord hereby approves such architect and engineer for the design of the Fifth Floor Improvements.  Notwithstanding the foregoing, Subtenant may, at its option, retain an architect or engineer other than those listed above, subject to Sublandlord’s reasonable approval, which approval shall not be unreasonably withheld or conditioned and shall be granted or denied by Sublandlord within five (5) business days after Subtenant has submitted the proposed alternative architect or engineer to Sublandlord.

B.                                     Construction Documents.  Subtenant shall prepare, or cause to be prepared, preliminary drafts of construction drawings and specifications (the “Construction Documents”) for all improvements desired by Subtenant in the Fifth Floor Premises, which shall include, as applicable and without limitation, communications and data cabling, roof-mounted antennae and/or satellite dishes, lab space, millwork, cabinetry, woodwork, interior and exterior signage, and customized fixtures, and submit the Construction Documents to Sublandlord and Master Landlord.  The Construction Documents shall include (i) architectural drawings and specifications for Subtenant’s partition layout, reflected ceiling, telephone, data and electrical outlets, and finish schedule; and (ii) mechanical plans and specifications where necessary for installation of the heating, ventilation and air-conditioning system and ductwork and electrical, security, life safety and data/telecommunications facilities.  Subtenant shall be responsible for the costs and expenses of Subtenant’s architect or engineer in connection with preparation of the Construction Documents, subject, however, to reimbursement of such costs and expenses from the Fifth Floor Improvement Allowance (as defined below).

C.                                     Sublandlord’s Approval.  The Construction Documents shall be subject to Sublandlord’s and Master Landlord’s approval, which shall not be unreasonably withheld or conditioned subject to the terms of the Master Lease.   Within ten (10) business days after delivery of a complete set of the Construction Documents to Sublandlord, Sublandlord shall, in writing, either approve such Construction Documents or notify Subtenant of the specific item(s) of such Construction Documents of which Sublandlord disapproves and a detailed description of the reason(s) for such disapproval.  If Sublandlord fails to deliver its approval or disapproval within such ten (10) business days, Sublandlord will be deemed to have approved the Construction Documents. If Sublandlord disapproves any of the Construction Documents, within ten (10) business days after receipt of Sublandlord’s disapproval notice, Subtenant shall revise and resubmit same to Sublandlord for approval, which approval shall not be unreasonably withheld or conditioned (the “Revised Construction Documents”).  If Sublandlord does not respond to the

Construction Documents or the Revised Construction Documents within ten (10) business days after receipt of same, such drawings shall be deemed approved as most recently submitted.  The above process shall be repeated until such time as Sublandlord has approved or is deemed to have approved the Revised Construction Documents.  Sublandlord agrees to use its best efforts to conclude final preparation and approval of the Revised Construction Documents within thirty (30) days after the date on which the Construction Documents are initially submitted by Subtenant to Sublandlord.

D.                                    Final Construction Documents and Other Information.  The Construction Documents or the Revised Construction Documents, as approved (or deemed approved) by Sublandlord and Master Landlord, are hereinafter referred to as the “Final Construction Documents.” Subtenant may request changes to the Final Construction Documents.  Any changes shall be subject to Sublandlord’s and Master Landlord’s approval, which approval shall not be unreasonably withheld or delayed pursuant to the terms of the Master Lease, to the extent Sublandlord’s approval was originally required with respect thereto pursuant to Section 2.C above.

Subtenant shall submit to Sublandlord and Master Landlord in writing the following information at least seven (7) days prior to the commencement of construction of the Fifth Floor Improvements:

(i)                                     The name and address of Subtenant’s general contractor (“Subtenant’s General Contractor”) and the names of the plumbing, mechanical and electrical subcontractors, if any, which such Subtenant’s General Contractor intends to engage in the construction of the Fifth Floor Improvements.  All such contractors shall be subject to Sublandlord’s and Master Landlord’s reasonable prior written approval which approval shall not be unreasonably withheld or delayed; provided, however, Sublandlord hereby pre-approves the following general contractor:  William A. Berry & Sons, Inc.

(ii)                                  Certificates of insurance evidencing the insurance required under Section 2.G hereof.

If Master Landlord requires the purchase of payment or performance bonds in connection with the construction of the Fifth Floor Improvements, Subtenant will pay the costs associated therewith and will not charge any portion of such costs to Sublandlord.

E.                                      Subtenant’s Covenants.  Subtenant shall cause all work required to complete the Subtenant improvements to be performed in accordance with the Final Construction Documents (the “Fifth Floor Improvements”).  All required building and other permits in connection with the construction and completion of the Fifth Floor Improvements shall be obtained and paid for by Subtenant, subject to reimbursement of such costs from the Fifth Floor Improvement Allowance.

F.                                      Sublandlord’s Covenants.  Subtenant and Subtenant’s General Contractor, at the expense of Subtenant or Subtenant’s General Contractor, subject to reimbursement of such costs from the Fifth Floor Improvement Allowance, shall be allowed to utilize power, water and other existing utility facilities as necessary and required in connection with construction of the Fifth Floor

Improvements in the Fifth Floor Premises.  In addition, Subtenant and Subtenant’s General Contractor shall be allowed to utilize on a non-exclusive basis the Building’s freight elevator and loading docks in connection with construction of the Fifth Floor Improvements in the Fifth Floor Premises at the expense of Subtenant or Subtenant’s General Contractor, subject to reimbursement of such costs from the Fifth Floor Improvement Allowance.  Subtenant agrees to coordinate use of the freight elevator and loading docks with Sublandlord.

G.                                     Insurance.  Subtenant shall provide, or shall cause Subtenant’s General Contractor to provide, insurance which satisfy the requirements of Section 8 of the Sublease, shall include (if permitted by the insurer) a waiver of subrogation in favor of Sublandlord as provided in Section 8 of the Sublease, and shall insure Sublandlord and Master Landlord and Subtenant, as their respective interests may appear.

H.                                    Indemnification.  EXCEPT TO THE EXTENT SUCH COSTS, LOSSES, LIABILITIES OR ACTIONS RESULT FROM SUBLANDLORD’S NEGLIGENCE AND/OR WILLFUL MISCONDUCT, SUBTENANT SHALL INDEMNIFY AND HOLD SUBLANDLORD HARMLESS FROM AND AGAINST ALL COSTS (INCLUDING REASONABLE ATTORNEY’S FEES AND COSTS OF SUIT), LOSSES, LIABILITIES OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO SUBTENANT’S CONSTRUCTION OF THE FIFTH FLOOR IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, ANY MECHANIC’S OR MATERIALMEN’S LIENS ASSERTED IN CONNECTION THEREWITH.

I.                                         Project Timing.  Subtenant shall use reasonable efforts to substantially complete the Fifth Floor Improvements no later than April 1, 2006.  Each party shall timely perform its obligations as set forth herein, subject to any Sublandlord Delays, delays by Master Landlord, or arising from Force Majeure. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond such party’s control or attributable to the other party’s action or inaction.

J.                                        Cooperation.  During the entire course of the construction process, Subtenant and Sublandlord each shall respond to requests for information or decisions with reasonable dispatch.  Without limiting the foregoing, each party shall cooperate with the other to facilitate and expedite the efficient design and construction of the Fifth Floor Improvements.

K.                                    Substantial Completion.  Within ten (10) days after Substantial Completion (as defined below) of the Fifth Floor Improvements, Sublandlord and Subtenant shall acknowledge in writing that the Fifth Floor Improvements were constructed in accordance with the “as built” plans provided by Subtenant (or indicate any known discrepancies).  “Substantial Completion” means that construction has been sufficiently completed such that the Fifth Floor Premises can be occupied and used to conduct Subtenant’s business without interference.

L.                                      Sublandlord Delays.  As used herein, “Sublandlord Delays” shall mean any failure by Sublandlord to act, where it had a duty to do so), and delays caused by Sublandlord’s negligence or willful misconduct, which shall cause or contribute to (but only to the extent of such contribution) a delay in the Substantial Completion of the Fifth Floor Improvements.

3.                                       ALLOWANCES.

A.                                   Allocation of Costs.  In connection with the construction of the Fifth Floor Improvements, Sublandlord shall provide Subtenant with an allowance to pay some or all Costs of Construction (as defined below) up to $3,518,340 Dollars (the “Fifth Floor Improvement Allowance”).  Prior to commencing construction of the Fifth Floor Improvements, Subtenant shall submit copies of final construction budgets, and contracts showing the Costs of Construction.  Subtenant shall bear all Costs of Construction in excess of the Fifth Floor Improvement Allowance (the “Subtenant’s Excess Cost”).  Based on the documentation submitted by Subtenant prior to the commencement of construction, in the event such documentation indicates that the Costs of Construction will exceed the amount of the Fifth Floor Improvement Allowance, Subtenant and Sublandlord shall share the Costs of Construction, up to full disbursement of the Fifth Floor Improvement Allowance, on a pari passu basis and, after full disbursement of the Fifth Floor Improvement Allowance, Subtenant shall be solely responsible for the remaining Costs of Construction, on a monthly basis as such excess costs are incurred over the course of construction of the Fifth Floor Improvements.  Subtenant shall bear all costs of, and be solely responsible for, installation of its telephone system, computer cabling, trade fixtures, furniture, furnishings, and personal property to the extent not specifically provided in the Plans.

As used in this Lease, the phrase “Costs of Construction” means all costs and expenses incurred in connection with design and construction of the Fifth Floor Improvements, including, without limitation, space planning, architectural and engineering fees and expenses for preparation of the Construction Documents, Revised Construction Documents and the Final Construction Documents and any approved changes thereto; permit and inspection fees; amounts paid to contractors, subcontractors and material suppliers; premiums for insurance and bonds, costs of utilities, equipment rental, labor, materials and supplies, and sales taxes thereon; and any third-party construction and/or project management fees.

All of the Fifth Floor Improvements paid for by Sublandlord may be depreciated by Sublandlord.

B.                                     Payment of Allowances. The Fifth Floor Improvement Allowance shall be allocated and applied as follows:

(i)                                     Sublandlord shall make disbursements from the Fifth Floor Improvement Allowance for payment for space planning, architectural, engineering and project/construction management fees and costs incurred in connection with the preparation of the Construction Documents, Revised Construction Documents and the Final Construction Documents and project/construction management, based upon the percentage of completion of such construction documents or services furnished, as the case may be, and subject to Sublandlord’s receipt of lien releases and waivers for payments made, updated change order summaries, and updated project schedules (collectively, “Draw Documentation”), such payment to be made within thirty (30) days following receipt of a draw request for disbursement and applicable Draw Documentation from Subtenant and Subtenant’s architect, engineers, and project/construction manager, as the case may be.

(ii)                                  Sublandlord shall make disbursements from the Fifth Floor Improvement Allowance for the payment of Costs of Construction.  Within thirty (30) days after the date on which Subtenant’s General Contractor submits a periodic draw request for payment of Costs of Construction (each a “Construction Payment”), as certified by Subtenant’s architect, Sublandlord shall be obligated to reimburse Subtenant for Sublandlord’s share of each such Contractor Payment (to the extent certified by Subtenant’s architect) paid by Subtenant to Subtenant’s General Contractor until the balance of the Fifth Floor Improvement Allowance has been fully utilized.  For purposes hereof, Sublandlord’s share shall be equal to the amount of the applicable Construction Payment less retainage in the amount provided under the construction contract between Subtenant and Subtenant’s General Contractor, but in no event less than five percent (5%) of the applicable Construction Payment, (a “Sublandlord Payment”), which Sublandlord Payment shall be made by Sublandlord from the Fifth Floor Improvement Allowance and shall not exceed in the aggregate the then unadvanced portion of the Fifth Floor Improvement Allowance.  Sublandlord shall hold all retainage amounts until Substantial Completion and thereafter release to Subtenant said retainage less amounts, if any, for incomplete work or unsettled claims.  All payments of the Fifth Floor Improvement Allowance, including the release of any retainage amounts, shall be made to Subtenant within thirty (30) days after Sublandlord’s receipt of an invoice from Subtenant requesting funding of such costs and expenses, which invoice shall include the architects’ certification and documentation reasonably acceptable to Sublandlord and Sublandlord’s construction lender (if any) to confirm payment of such costs and expenses, together with a copy of the draw request and all supporting information and partial lien waivers and releases from Subtenant, Subtenant’s General Contractor and subcontractors with contracts in excess of $10,000.00.

C.                                     Unused Allowances.  In the event Subtenant does not utilize all of the Fifth Floor Improvement Allowance by June 30, 2006 (as evidenced by Subtenant’s submission of  a completed draw request for the unused portion of the Fifth Floor Allowance), which date shall be extended by Force Majeure, the unused portion of the Fifth Floor Improvement Allowance shall remain in the possession of Sublandlord and shall not be credited against Subtenant’s payments of Fixed Rent and other charges first becoming due under this Sublease.  Notwithstanding the foregoing,  amounts which have been retained by Sublandlord for incomplete work (including, without limitation, punch-list) and unsettled claims shall be released by Sublandlord upon completion of such work or settlement of such claims, as the case may be.

D.                                    Ingress and Egress.  All persons and entities performing work in or supplying materials to the Fifth Floor Premises on behalf of Subtenant shall use only those service corridors and service entrances designated by Sublandlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Sublandlord, not to be unreasonably withheld, and during hours reasonably determined by Sublandlord.  Sublandlord shall have the right to order Subtenant or any person or entity who violates the above requirements to cease work and to remove itself, its equipment and its employees from the Fifth Floor Premises.

E.                                      Rules and Regulations.  Subtenant, its agents, employees and contractors shall abide by the rules of the Building applicable to all contractors and others in or upon the Building or the Fifth Floor Premises and shall coordinate and schedule their access to the Fifth Floor Premises for labor and materials delivery through Sublandlord’s contractor, or if so directed by Sublandlord, the managing agent for the Building.

F.                                      Lease Terms Applicable.  All work to be performed pursuant to this Exhibit E shall be subject to the terms and provisions of the Sublease and Master Lease.

G.                                     No Additional Agreement.  Except as expressly set forth herein, Sublandlord has no other agreement with Subtenant and has no other obligation to do any other work or pay any amounts with respect to the Fifth Floor Premises.  Any other work in the Fifth Floor Premises which may be permitted by Sublandlord pursuant to the terms and conditions of the Sublease shall be done at Subtenant’s sole cost and expense and in accordance with the terms and conditions of the Sublease.

H.                                    Applicability.  This Exhibit E shall not be deemed applicable to any additional space added to the original Fifth Floor Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Fifth Floor Premises or any additions thereto in the event of a renewal or extension of the initial term of the Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement thereto.

4.                                       MISCELLANEOUS.

A.                                   Representatives.  Sublandlord hereby appoints Alfred Vaz, Jr. of Sublandlord (“Sublandlord’s Representative”) to act as the Sublandlord’s Representative in all matters covered by this Workletter.  Subtenant hereby appoints Richard P. Shea of Subtenant (“Subtenant’s Representative”) to act as Subtenant’s Representative in all matters covered by this Workletter.  All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Workletter will be made to Sublandlord’s Representative or Subtenant’s Representative, as the case may be.  Either party may change its representative under this Workletter at any time by giving ten (10) days written notice to the other party delivered in accordance with the notice provisions of this Lease.

B.                                     Intentionally Omitted.

C.                                     Incorporation.                    The exculpatory provisions set forth in the Sublease and Sublease as well as all other terms and provisions of the Sublease and Sublease, insofar as they are applicable to this Exhibit E are hereby incorporated herein by this reference.

D.                                    Cooperation.    Subtenant and Sublandlord shall cooperate with the other’s architect, engineer or space planner as promptly as possible and in any event in sufficient time to cause the Working Plans to be prepared and timely delivered as hereinabove required.

E.                                      No Representations.  Neither review nor approval by Sublandlord of any of the Working Plans shall constitute a representation or warranty by Sublandlord that such Working Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Subtenant that Sublandlord assumes no responsibility or liability whatsoever to Subtenant or to any other person or entity for such completeness, suitability or compliance. Subtenant shall be solely responsible to determine at the site all dimensions of the Fifth Floor Premises and the Building which affect any work that may be performed by Subtenant or any of Subtenant’s contractors hereunder.

F.                                      Interpretation.  The headings used in this Work Letter are for convenience and reference use only, and are not to be considered in the construction or interpretation of this Work Letter.  The parties agree that each party and its legal counsel has reviewed or has had the opportunity to review this Work Letter and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in any construction or interpretation of this Work Letter.  All defined terms herein shall be so defined for the purposes of this Exhibit E.

EXHIBIT F

REPLACEMENT TO EXHIBIT C-1

Graphic Omitted

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EXHIBIT G

REPLACEMENT TO EXHIBIT C-2

Graphic Omitted

1